UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2011 (May 12, 2011)
SIRIUS XM RADIO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	52-1700207
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 584-5100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On May 12, 2011, Sirius XM reached an agreement to settle the pending case entitled, Carl Blessing et al. v. Sirius XM Radio Inc.
     Carl Blessing, a subscriber, filed a lawsuit against us in the United States District Court for the Southern District of New York. Mr. Blessing and several other plaintiffs purport to represent all subscribers who were subject to: an increase in the price for additional-radio subscriptions from $6.99 to $8.99; the imposition of the US Music Royalty Fee; and the elimination of our free streaming internet service. The suit claims that the pricing changes show that our merger with XM lessened competition or led to a monopoly in violation of the Clayton Act and that the merger led to monopolization in violation of the Sherman Act. Earlier the Court dismissed the plaintiffs’ claims for breach of contract and granted our motion for summary judgment as to various state law claims. Additional information on this action is contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.
     As part of the settlement, we have agreed that commencing on July 28, 2011, the date on which our voluntary commitment not to raise rates on our basic satellite programming package is scheduled to lapse, through December 31, 2011, we will not: raise the price of our basic satellite radio service, our other programming packages or our internet streaming services; increase our US Music Royalty Fee; or decrease our multi-radio discount. Existing subscribers will be allowed to renew their current subscription plans at our current rates prior to December 31, 2011. Former subscribers who terminated their subscriptions after July 29, 2009 and go to our website will be entitled to receive, at their election, either: one month of our basic satellite radio service or one month of our Internet streaming, at no charge. We have also agreed to pay the costs of providing notice to the plaintiff class and not to oppose an application by counsel for the plaintiffs for reimbursement of up to $13 million of their fees and expenses. The settlement does not require us to make any other cash payments to the plaintiff class or counsel to the plaintiffs.
     In connection with the settlement, we did not admit any wrongdoing, any violation of any statute or law, or the truth of any claims or allegations of the plaintiffs. Despite our belief that the claims asserted by the plaintiffs were untrue, we entered into this settlement because we believe it was in the best interest of our stockholders to avoid further legal expense and inconvenience and eliminate the distraction of this protracted litigation.
     The settlement is contingent upon approval by the United States District Court for the Southern District of New York.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM RADIO INC.
By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

Dated: May 16, 2011

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